Contact:
David K. Waldman/Klea Theoharis
Crescendo Communications, LLC
Tel: (212) 671-1020

For Immediate Release

Paradigm Announces $1.8 Million Preferred Stock Offering
Led By Senior Management and Board Members

Rockville, Maryland - July 31, 2007 - Paradigm Holdings, Inc. (OTCBB: PDHO) (“Paradigm”), a provider of comprehensive information technology and business solutions for federal government enterprises, today announced that it completed a private placement led by members of the Company’s senior management and board of directors for gross proceeds of $1.8 million. The company issued 1,800 shares of convertible preferred stock, which bear an annual dividend of 10% and are convertible into 1.5 million shares of the Company’s common stock at an average of $1.20 per common share. The private placement included 5-year warrants to purchase approximately 149,400 shares of common stock at $1.20 per share. Proceeds from this offering will be used for general working capital and acquisition financing. The internal investors included two members of the Board of Directors along with President and CEO, Peter LaMontagne and Senior Vice President and CFO, Richard Sawchak. Noble Financial Group acted as placement agent on the transaction.

Commenting on the investment by senior management and board members, Peter LaMontagne, President and CEO, stated, “Our participation in this financing reflects our personal commitment to Paradigm’s success and our confidence in our strategy. We have now completed the restructuring of our business as laid out in our 2006 plans which included: divestiture of our lower margin commercial and non-strategic federal business; the addition of key sales executives; and the successful streamlining of our corporate overhead. These restructuring efforts positioned the Company well to increase corporate development efforts which resulted in two acquisitions, both of which helped us penetrate key National Security customers and expand the technical skill base of our employees.”

Senior Vice President and CFO, Richard Sawchak affirmed the progress Paradigm is making: “Our backlog now stands at a record $145 million as a result of competitive wins and the acquisition of Trinity IMS and Caldwell Technology Solutions. Through these transactions we have demonstrated our ability to successfully acquire and integrate complementary businesses at attractive valuations. This financing provides us greater financial flexibility and will help accelerate our strategic timeline.”

About Paradigm Holdings, Inc.

Paradigm Holdings, Inc., (www.paradigmsolutions.com) is a comprehensive information technology and business solutions provider for government enterprises. Paradigm specializes in Enterprise Risk Management, Systems Engineering, Infrastructure Support, and Information Assurance and Cyber Forensics solutions for government customers. Paradigm also provides intelligence analyst and linguistic support for National Security programs. Headquartered in Rockville, Maryland, the Company currently employs approximately 200 people across 12 states.

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About Noble Financial Group

Noble is a 23 year old brokerage and investment banking firm with offices in NYC and in South Florida. Noble provides its institutional clients with independent equity research covering a number of industries and its corporate clients with investment banking services, focusing on financings for micro cap publicly traded companies. Noble acts as a market maker in over fifty Nasdaq listed companies. On August 20-21, Noble will host its third annual small cap equity conference featuring 120 public companies. Go to www.two-007.net, to learn more about the conference or to www.nobleresearch.com to learn more about Noble and its research.

Safe Harbor Statement

This press release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. Paradigm Holdings, Inc. assumes no obligation to update the information contained in this press release. Future results for Paradigm Holdings, Inc. may be affected by its ability to continue to implement its government technology solutions, its dependence on the federal government and state and local governments and other federal government contractors as its major customers, timely passage of components of the federal budget, timely obligations of funding by the federal and state governments, its dependence on procuring, pricing and performing short-term government contracts, its dependence on hiring and retaining qualified professionals, potential fluctuations in its quarterly operating results, including seasonal impacts, its dependence on certain key employees and its ability to timely and effectively integrate the businesses it may acquire. For further information about forward-looking statements and other Paradigm Holdings, Inc. specific risks and uncertainties please refer to recent SEC filings for Paradigm Holdings, Inc., which are available from the Edgar Web site at www.edgar.org.

The securities sold in the private placement have not yet been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

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